Exhibit 99.5
Employee FAQs

1.What was announced?
•TreeHouse Foods has entered into an agreement to become a private company.
•Under the terms of agreement, we will be acquired by Investindustrial, a multi-billion-dollar global investment firm with deep consumer and food industry expertise, in an all-cash transaction for a total of $2.9 billion.
•We believe today’s announcement is the start of an exciting new chapter for TreeHouse Foods.
•Over the long term, we also expect that this transaction has the potential to create more opportunities for our team as we grow our business.

2.What does it mean to become a private company?
•This is a change in the Company’s ownership structure, but it is not a change in who we are as a company.
•Becoming a private company means that, following completion of the transaction, TreeHouse Foods stock will no longer be listed or traded on the New York Stock Exchange, and we will cease to be an SEC-reporting company.
•During the period between now and the completion of the transaction, which is expected in the first quarter of 2026, TreeHouse Foods remains a publicly owned company, and we are operating as usual.

3.Who is Investindustrial?
•Investindustrial is a multi-billion-dollar global investment firm with deep consumer and food industry expertise.
•We have known Investindustrial for several years – they previously acquired a significant portion of our meal prep business in 2022 – and they have a strong track record in food manufacturing and related sectors.
•Importantly, they are enthusiastic about building on our strong foundation and are confident in the long-term growth opportunities across our snacking and beverage categories.
•We look forward to partnering with them to position TreeHouse Foods for continued success in its next chapter.

4.Why is TreeHouse Foods going private? Why now?
•TreeHouse Foods has been executing a strategy to become a focused, agile snacking and beverage private brand leader in categories with attractive long-term prospects.
•While we’ve made significant progress on our goals, we are confident this transaction is the right next step at the right time for TreeHouse Foods and all our stakeholders.
•With Investindustrial’s support as a long-term investor and operator, we will be poised to continue producing and selling our comprehensive portfolio of private brands foods, all while growing our category leadership.
•TreeHouse Foods will operate independently within Investindustrial’s portfolio and will be the newest platform in InvestIndustrial's global food and beverage portfolio.

5.How does this impact my day-to-day responsibilities?
•While this is an important step forward for TreeHouse Foods, please keep in mind that this announcement is just the first step in the transaction process.
•We expect to complete the transaction with Investindustrial in the first quarter of 2026, subject to approval by TreeHouse Foods shareholders and other customary closing conditions.
•Until then, we remain a public company separate from Investindustrial. Our leadership team remains in place, and it is business as usual with regard to everyone’s roles and responsibilities.
•We should all continue to work hard every day for each other, for our customers and for our shareholders, and with the new, additional objective of delivering a healthy, high-performing company to our future owners.

6.Will there be changes to compensation or benefits?
•Until the transaction closes, which we expect to occur by the first quarter of 2026, we will operate under our current compensation and benefit programs.
•To the extent that there are any changes, we will inform you directly in advance with detailed communications.

7.I am an employee covered by a labor agreement. Will there be any change to my wages and benefits?
•Union employees’ wages, benefits and other terms and conditions of employment will continue to be governed by the applicable collective bargaining agreement.

8.Will there be additional layoffs as a result of this transaction?
•This transaction is about our growth over the long-term and positioning TreeHouse Foods for continued success in its next chapter, and over the long term, we expect that this transaction has the potential to create more opportunities for our team as we grow our business.
•That said, we are continuing to establish a leaner organization and improve cost and efficiency across the organization.
•We will continue to communicate directly and openly with you as we get closer to the close of the transaction.

9.How will this impact our planned facility closure?
•We are moving forward with our previously announced facility closure (South Beloit), and will communicate directly with impacted employees regarding next steps.

10.What happens to the leadership team?
•Today is the first step in this process and there are details that will need to be worked out. Nothing is changing today; our leadership team remains in place, and it is business as usual with regard to everyone’s roles and responsibilities.

11.Will there be changes to the TreeHouse Foods name?
•Today is the first step in this process and there are details that will need to be worked out.
•We are committed to being transparent regarding updates as we work towards close.

12.Will the Company’s headquarters change?
•Today is the first step in this process and there are details that will need to be worked out.
•We are committed to being transparent regarding updates as we work towards close.

13.Will TreeHouse Foods be combined with or part of Winland to put the old TreeHouse Foods back together?
•No, Investindustrial does not intend to combine TreeHouse Foods with Winland.
•TreeHouse Foods will operate independently within Investindustrial’s portfolio and will be the newest platform in InvestIndustrial's global food and beverage portfolio.
•TreeHouse Foods sold part of its Meal Preparation business to Investindustrial in 2022, and as of September 2025, Winland and La Doria combined into a new holding company known as Windoria, under Investindustrial ownership.

14.What were the allegations made by TreeHouse Foods against Keurig Dr. Pepper in the coffee litigation and why is that a part of the deal?
•In February 2014, TreeHouse Foods filed suit against Keurig Green Mountain asserting claims under the federal antitrust laws, various state antitrust laws and unfair competition statutes, contending that KGM had monopolized alleged markets for single serve coffee brewers and single serve coffee pods.
•TreeHouse Foods is seeking monetary damages, declaratory relief, injunctive relief and attorneys' fees. The matter remains pending, with summary judgment motions fully briefed.
•The Contingent Value Rights provide shareholders the opportunity to benefit if any proceeds are recovered from the litigation.
•Specifically, the one, non-transferable CVR per common share included under the terms of the definitive agreement with Investindustrial will provide holders with an opportunity to receive, on a per unit basis, 85% of net proceeds, if any are recovered, from this litigation.

15.What does this mean for my TreeHouse Foods stock?
•For employees who are shareholders of TreeHouse Foods, upon closing of the transaction, you will receive $22.50 per share in cash for each share of common stock owned at closing and a non-transferable CVR per common share.
•The CVR generally will provide a holder with an opportunity to receive certain net proceeds, if any are recovered, from certain ongoing litigation relating to part of TreeHouse Foods’ coffee business.

16.Can I continue to buy or sell TreeHouse Foods stock until close?
•Until the transaction closes, our stock will continue to trade on the public market, and you can continue to make investment and trading decisions within our existing policies and regulations.
•As always, you may not trade in company stock if you are in possession of material non-public information or during scheduled trading blackout periods.

17.What should I tell customers / suppliers / partners who ask about the transaction?
•We have provided materials to employees who interact with these stakeholders to use if they receive any inquiries, emphasizing that it remains business as usual through transaction close.
•To ensure all stakeholders receive consistent messaging, please refer to these materials in your conversations and escalate inquiries to the Communications team if you receive questions you do not know the answers to. Please forward questions to Questions@treehousefoods.com.

18.Can I post on social media about this?
•As a public company, there are strict Securities and Exchange Commission (“SEC”) rules that govern what and how we are able to share information on social media about this transaction.
•While team members can share and comment on posts that are sponsored by TreeHouse Foods and the leadership team, they should refrain from creating new content so that we can all comply with SEC rules.
•If you are in doubt, please contact the Communications team – THSCommunications@treehousefoods.com.

19.What should I do if the media or other third parties contact me?
•Consistent with company policy, if you receive inquiries from a member of the media regarding this news, please do not respond. You may forward them to our Communications team (media@treehousefoods.com).

20.What happens next?
•While this is an important step forward for TreeHouse Foods, please keep in mind that this announcement is just the first step in the transaction process.
•We expect to complete the transaction with Investindustrial in the first quarter of 2026, subject to approval by TreeHouse Foods shareholders and other customary closing conditions. Until then, we remain a public company separate from Investindustrial. Nothing is changing today.
•In the meantime, employees should not interact with members of the Investindustrial team unless specifically directed by our senior leadership.
•We should all continue to work hard every day for each other, for our customers and for our shareholders, and with the new objective of delivering a healthy, high-performing company to our future owners.

21.Where can I find additional information?
•We recognize that this news will bring questions about what this announcement means for TreeHouse Foods and each of you.
•While there are still many details to be determined, we are committed to keeping you all informed as we move through this process.
•If you have additional questions, please reach out to your manager.
•You can also submit your questions to Questions@treehousefoods.com.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is being made in respect of the proposed transaction involving TreeHouse Foods and Investindustrial. TreeHouse Foods intends to file with the SEC a proxy statement in connection with the proposed transaction with Investindustrial as well as other documents regarding the proposed transaction. The definitive proxy statement will be sent or given to the shareholders of TreeHouse Foods and will contain important information about the proposed transaction and related matters. TREEHOUSE FOODS’ SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials (when they become available), and any other documents filed by TreeHouse Foods with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders of TreeHouse Foods will be able to obtain free copies of the proxy statement through TreeHouse Foods’ website, www.treehousefoods.com, or by contacting TreeHouse Foods by mail at TreeHouse Foods, Inc., Attn: Corporate Secretary, 2021 Spring Road, Suite 600, Oak Brook, IL, 60523.

PARTICIPANTS IN THE SOLICITATION

TreeHouse Foods and its respective directors, executive officers and other members of management and certain of its employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about TreeHouse Foods’ directors and executive officers is included in TreeHouse Foods’ Annual Report on Form 10-K for the year ended 2024 filed with the SEC on February 14, 2025, and the proxy statement for TreeHouse Foods’ annual meeting of shareholders for April 24, 2025, filed with the SEC on March 13, 2025. Additional information regarding these persons and their interests in the merger will be included in the proxy statement relating to the proposed merger when it is filed with the SEC. These documents, when available, can be obtained free of charge from the sources indicated above.

FORWARD-LOOKING STATEMENTS

Throughout this communication, we make forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be typically identified by such words as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Although we believe the expectations reflected in any forward-looking statements are reasonable, they involve known and unknown risks and uncertainties, are not guarantees of future performance, and actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements and any or all of our forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, TreeHouse Foods or its businesses or operations. Factors which could cause our actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: the risk that the transaction does not close, due to the failure of one or more conditions to closing; the risk that required governmental or TreeHouse Foods’ shareholder approvals of the merger (including antitrust approvals) will not be obtained or that such approvals will be delayed beyond current expectations; litigation in respect of TreeHouse Foods or the merger; and disruption from the merger making it more difficult to maintain customer, supplier, key personnel and other strategic relationships. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in TreeHouse Foods’ most recent Annual Report on Form 10-K filed with the SEC on February 14, 2025, TreeHouse Foods’ more recent Quarterly Report on Form 10-Q filed with the SEC on July 31, 2025 and Current Reports on Form 8-K filed with the SEC. TreeHouse Foods can give no assurance that the conditions to the merger will be satisfied. Except as required by applicable law, TreeHouse Foods cannot undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. TreeHouse Foods does not intend, and assumes no obligation, to update any forward-looking statements.